UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7905 Quivira Road, Lenexa, Kansas	66215
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value of $0.0001 per share	TWNK	NASDAQ
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the Board of Directors (the “Board”) of Hostess Brands, Inc. (the “Company”) voted to increase the size of the Board by one seat and appointed Olu Beck and Hugh G. Dineen to the Board, filling the vacancies caused by the prior resignation of C. Dean Metropoulos and the increase in the size of the Board. Such appointments were effective immediately. Each of Ms. Beck and Mr. Dineen were appointed for a term to expire at the Company’s 2021 Annual Meeting of Stockholders. The Board has not yet determined the committees on which Ms. Beck and Mr. Dineen will serve.

Ms. Beck, 54, has served as the Founder and Chief Executive Officer of The Beck Group NJ, a boutique advisory and consulting firm driving value creation in private equity-backed small and mid-size consumer-packaged goods companies since January 2013. Ms. Beck also served as Chief Executive Officer and a member of the Board of Directors of Wholesome Sweeteners, Inc., a maker of consumer-packaged organic condiments and snacks, from January 2016 to June 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing & Health and Wellness for Johnson and Johnson, Inc. from 2010 to 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various Senior Executive roles in Finance, Sales and Marketing at Mars, Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck has served on the board of directors of Freshpet, Inc. since 2019, and she is a member of their audit committee. Ms. Beck earned a Bachelors Degree in Jurisprudence from St. John’s College at Oxford University, and a Masters in Law (LLM) from University College London.

Mr. Dineen, age 52, most recently served as the Senior Vice President and Chief Marketing Officer of MetLife US and of MetLife Global Investment Management (together, “MetLife”), a Fortune 100 insurance company, from November 2015 until December 2020, where he was responsible for leading all marketing efforts for over 50% of MetLife globally. He oversaw the building of a highly productive digital ecosystem and digital demand driving strategy for turning customer insights and data into predictable financial value. From December 2012 to October 2015, Mr. Dineen was the Global Vice President and Global Head of Beauty Categories for Avon, Inc, a Fortune 500 global beauty company. He held various senior management roles, including Vice President of Marketing, at Johnson & Johnson from 1997 to 2012. Mr. Dineen earned a Bachelors Degree in Economics from Boston College and a Master of Business Administration in Finance and Marketing from Stern School of Business at New York University.

Ms. Beck and Mr. Dineen will each receive compensation on the same basis as paid to the other non-employee members of the Board, as described in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2020.

Item 8.01.	Other Events.

On April 26, 2021, the Company issued a press release announcing the appointment of Ms. Beck and Mr. Dineen. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Exhibits.

(d)

Exhibit 99.1	Press release dated April 26, 2021

Exhibit 104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: April 26, 2021	By:	/s/ Andrew P. Callahan
	Name:	Andrew P. Callahan
	Title:	President and Chief Executive Officer